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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities and Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CALIFORNIA AMPLIFIER, INC.
(Name of Registrant as Specified In Its Charter)
CALIFORNIA AMPLIFIER, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held July 18, 2002

To the Stockholders of CALIFORNIA AMPLIFIER, INC.:

The Annual Meeting of Stockholders of California Amplifier, Inc. will be held at the Radisson Hotel Oxnard, 600 East Esplanade Drive, Oxnard, California 93030, on Thursday, July 18, 2002 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

  1.
  To elect six directors to hold office until the next Annual Meeting of Stockholders.

  2.
  To approve amendments to the Company's 1999 Stock Option Plan to increase the maximum number of stock options which can be granted each year.

  3.
  To approve amendments to the Company's 1999 Stock Option Plan to increase the number of stock options granted to non-employee directors.

  4.
  To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on June 10, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purposes related to the Annual Meeting, during normal business hours, from July 8, 2002 until July 18, 2002 at the Company's executive offices located at 460 Calle San Pablo, Camarillo, California 93012.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Camarillo, California
June 14, 2002

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE EARNESTLY REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS MAY VOTE IN PERSON IF THEY ATTEND THE MEETING EVEN THOUGH THEY HAVE EXECUTED AND RETURNED A PROXY.

CALIFORNIA AMPLIFIER, INC.

Corporate Headquarters: 460 Calle San Pablo Camarillo, CA 93012	Place of Meeting: Radisson Hotel 600 East Esplanade Drive Oxnard, CA 93030

Telephone: (805) 987-9000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

July 18, 2002

Approximate date of mailing: June 24, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Amplifier, Inc. (the "Company" or "California Amplifier") of proxies for use at the Annual Meeting of Stockholders of California Amplifier (the "Annual Meeting") to be held on Thursday, July 18, 2002 at 10:00 a.m. local time or at any adjournment or postponement thereof.

VOTING RIGHTS

Stockholders of record of California Amplifier as of the close of business on the record date established for the Annual Meeting, June 10, 2002, have the right to receive notice of and to vote at the Annual Meeting. On June 10, 2002, California Amplifier had issued and outstanding 14,598,437 shares of Common Stock, par value $0.01 per share ("Common Stock"), the only class of voting securities outstanding.

Each stockholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for transacting business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal.

Persons Making the Solicitation

The Proxy is solicited on behalf of the Board of Directors of the Company. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit the Proxies held on behalf of stockholders by brokers, dealers, banks and voting trustees, or their nominees. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates. The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid Proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 10, 2002 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock:

Name and Address of Beneficial Owner (1):	Shares Beneficially Owned (2):	Percent (3):

Ira Coron, Chairman of the Board of Directors	110,600	*
Fred Sturm, Chief Executive Officer, President and Director	170,000	1.2%
Philip Cox, Vice President, Wireless Products	65,000	*
Robert Hannah, Vice President, Satellite Products	125,000	*
Patrick Hutchins, Vice President, Operations	6,750	*
Kris Kelkar, Vice President, Wireless Access Products	138,750	*
Richard B. Gold, Director	16,000	*
Arthur H. Hausman, Director	69,210	*
Frank Perna, Jr., Director	24,000	*
Thomas L. Ringer, Director	51,000	*
All directors and executive officers as a group (11 persons)	793,810	5.2%
State of Wisconsin Investment Board (4)	1,370,000	9.4%
Kaul Tronics, Inc. and Affiliates (5)	929,086	6.4%
*
Less than 1.0% ownership

(1)
The address of each named officer and director is 460 Calle San Pablo, Camarillo, California 93012.

(2)
Includes shares purchasable upon exercise of exercisable stock options as of June 10, 2002 or within 60 days thereafter, in the following amounts:

Ira Coron	24,000
Fred Sturm	170,000
Philip Cox	65,000
Robert Hannah	113,750
Patrick Hutchins	0
Kris Kelkar	136,650
Richard B. Gold	16,000
Arthur H. Hausman	64,000
Frank Perna, Jr.	24,000
Thomas L. Ringer	48,000
All officers and directors as a group	678,900
(3)
For the purposes of determining the percentage of outstanding Common Stock held by the persons set forth in the table, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on June 10, 2002 (14,598,437 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 10, 2002 by such persons.

(4)
This information is based on a Schedule 13G dated March 8, 2002 filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission. The address for the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(5)
On April 5, 2002, California Amplifier acquired the satellite antenna business and substantially all of the operating assets of Kaul Tronics, Inc., a Wisconsin corporation, and two affiliated companies which were under common ownership and control with Kaul Tronics, Inc. (collectively, "Kaul-Tronics, Inc. and Affiliates"). California Amplifier issued a total of 929,086 shares of its Common Stock to Kaul Tronics, Inc. and Affiliates and paid the sellers approximately $16 million of cash in this transaction. The address for Kaul Tronics, Inc. and Affiliates is 1450 Veterans Drive, Richland Center, Wisconsin 53581.

PROPOSAL ONE
ELECTION OF DIRECTORS

A board of six directors will be elected at the Annual Meeting. It is intended that the shares of Common Stock represented by each Proxy, unless otherwise specified on the Proxy, will be voted for the election to the Board of Directors of each of the six nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders, or until his successor has been elected and qualified. The Board of Directors recommends a vote "FOR" each of the six nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since

Ira Coron	73	Chairman of the Board of Directors	1994
Fred Sturm	44	Chief Executive Officer, President and Director	1997
Richard B. Gold	47	Director	2000
Arthur H. Hausman	78	Director	1987
Frank Perna, Jr.	64	Director	2000
Thomas L. Ringer	70	Director	1996

Ira Coron has been Chairman of the Board for California Amplifier, Inc. since March 1994, and in addition was the Chief Executive Officer until 1997 and remained an officer of the Company until February 1999. From 1989 to 1994 he was an independent management consultant to several companies and venture capital firms. He retired from TRW Inc., after serving in numerous senior management positions from June 1967 to July 1989 among which was Vice President and General Manager of TRW's Electronic Components Group. He also served as a member of the Executive Committee of the Wireless Communications Association.

Fred Sturm was appointed Chief Executive Officer, President and Director in August 1997. Prior to joining the Company, from 1990 to 1997, Mr. Sturm was President of Chloride Power Systems (USA), and Managing Director of Chloride Safety, Security, and Power Conversion (UK), both of which are part of Chloride Group, PLC (LSE: CHLD). From 1979 to 1990, he held a variety of general management positions with M/A-Com and TRW Electronics, which served RF and microwave markets.

Richard B. Gold became a director of California Amplifier, Inc. in December 2000. Mr. Gold has been the Chairman, President and Chief Executive Officer of Genoa Corporation, a privately-held optical communications equipment company, since January 1999. From November 1991 through December 1998, Mr. Gold held various senior-level executive positions with Pacific Monolithics, Inc., a supplier of wireless communications equipment, including Vice President–Engineering, Chief Operating Officer and, from January 1997 through December 1998, President and Chief Executive Officer. In October 1998, Pacific Monolithics filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Gold is a director of Nucentrix Broadband Networks, Inc., a publicly held company.

Arthur H. Hausman has been a director of the Company since 1987. Mr. Hausman is Chairman Emeritus of the Board of Ampex Corporation. He served as Chairman of the Board of Directors and Chief Executive Officer of Ampex, having been with Ampex for 27 years until his retirement in 1988. He currently serves as a director of Vista Research Corporation, a privately held company, and Drexler Technology Corporation, a publicly held company. He was appointed by President Reagan to the President's Export Council, to the Council's Executive Committee and to the Chairmanship of the Export Administration Subordinate Committee of the Council for the period 1985 to 1989.

Frank Perna, Jr. has been a director of the Company since May 2000. From 1998 to the present Mr. Perna has served as Chairman and Chief Executive Officer of MSC Software Corporation. From 1994 to 1998, Mr. Perna was Chairman and Chief Executive Officer of EOS Corporation, and from 1990 to 1993 he was Chief Executive Officer of Magnetek, Inc. Mr. Perna also serves as Chairman of the Board of Software.com and on the Board of Trustees of Kettering University.

Thomas L. Ringer has been a director of the Company since August 1996. Since 1990, Mr. Ringer has been actively involved as a member of the boards of directors for various public and private companies. Mr. Ringer is currently Chairman of Wedbush Morgan Securities, Inc., Chairman of Wedbush Capital Corporation, Chairman of M.S. Aerospace, Inc., Chairman of Document Sciences Corporation, a publicly held company, Chairman of the Center for Innovation and Entrepreneurship, Chairman of Camping Business Systems, Inc., and Chairman of VoiceViewer Technologies, Inc. Prior to 1990, Mr. Ringer served as Chairman, President and Chief Executive Officer of Recognition Equipment, Inc., President and Chief Executive Officer of Fujitsu Systems of America, Inc., and President and Chief Executive Officer of Computer Machinery Corporation.

Committees of the Board

The Board of Directors has delegated certain of its authority to two committees: the Compensation Committee and the Audit Committee. The Compensation Committee is composed of Messrs. Coron and Hausman, with Mr. Hausman serving as Chairman. In addition, Mr. Gold was appointed to the Compensation Committee after the end of fiscal year 2002. The Audit Committee is composed of Messrs. Hausman, Perna and Ringer, with Mr. Ringer serving as Chairman.

The primary function of the Compensation Committee is to monitor the performance and approve the compensation of executive officers, and to administer the Company's stock option plans. The Compensation Committee approves stock option grants for all employees, and approves base salary and incentive cash compensation amounts for executive officers. See also Report of Compensation Committee included elsewhere herein.

The primary function of the Audit Committee is to review and approve the scope of audit procedures performed by the Company's independent auditors, to review the audit reports rendered by the Company's independent auditors, to monitor the internal control environment within the Company, and to approve the audit fee and other services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings.

Board of Director and Committee Attendance

In fiscal year 2002, the Board of Directors held 17 meetings, the Compensation Committee held 11 meetings, and the Audit Committee held 9 meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors serve which were held during fiscal year 2002, except for Mr. Perna, who attended 62% of the aggregate meetings of the Board and the Audit Committee.

Compensation of Directors

For fiscal year 2002, each non-employee director received an annual retainer of $15,000 (payable 1/12th monthly) for serving on the Board, plus reimbursement of out-of-pocket expenses incurred in connection with attending meetings. No meeting fees were paid during fiscal year 2002. Also, pursuant to the terms of the Company's 1999 Stock Option Plan, each non-employee director receives an automatic grant of 8,000 non-qualified stock options upon initial appointment to the Board, and an additional grant of 8,000 non-qualified stock options annually upon re-election to the Board, with all such options vesting one year from date of grant.

During fiscal year 2002, the Company engaged an independent compensation consultant to review and evaluate the Company's compensation program for non-employee directors. The consultant compared the Company's non-employee director compensation structure to six published director compensation surveys and to the director compensation practices of seven peer group companies, as disclosed in their proxy statements. On the basis of his analysis, the consultant concluded that the Company was compensating its non-employee directors at below market levels. Specifically, the consultant determined that the lack of meeting fees resulted in the Company's non-employee directors being 38% below the market in terms of cash compensation. Further, the consultant concluded that the low number of options granted, particularly upon initial election to the Board, resulted in the Company's non-employee directors receiving the lowest level of equity compensation among its peer group.

In response to findings of the independent compensation consultant, on January 29, 2002 the Board of Directors approved changes to the cash and non-cash compensation program for non-employee directors. The new cash compensation of non-employee directors, which became effective on March 3, 2002, consists of the following:

  •
  Annual retainer increased from $15,000 to $25,000 for the Chairman of the Board;

  •
  Annual retainer increased from $15,000 to $20,000 for chairmen of board committees;

  •
  A fee of $1,250 for each Board meeting attended in person;

  •
  A fee of $625 for each Board meeting attended telephonically;

  •
  A fee of $1,000 for each committee meeting attended in person which is not held on the same day as a Board meeting; and

  •
  A fee of $500 for each committee meeting attended telephonically, or which is held on the same day as a Board meeting.

The new non-cash compensation provisions for non-employee directors, which becomes effective upon stockholder approval (see Proposal Three), consist of the following:

  •
  An initial grant to new directors of 20,000 non-qualified stock options, vesting one-third per year over three years; and

  •
  Annual grants of 12,000 non-qualified stock options to each director upon re-election to the Board, vesting one year from date of grant.

Directors who are also executive officers of the Company receive no additional compensation for their services as on the Board.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

As members of the Compensation Committee it is our responsibility to monitor the performance and compensation of executive officers, to review compensation plans, including bonuses, and to administer the Company's stock option plans. The Company's executive compensation program is designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment. The Committee's fundamental compensation philosophy is to relate the amount of compensation "at risk" for an executive directly to his potential contribution to the Company's success in achieving superior performance objectives and to the overall success of the Company. The Company's executive compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance, and a component providing the opportunity to be awarded stock options that focus the executives on building stockholder value through meeting longer-term financial and strategic goals.

The Compensation Committee from time to time utilizes the services of independent compensation consultants to review and assess various aspects of the Company's compensation program for executive officers as a means of ensuring that the Company maintains compensation at appropriate levels relative to the peer companies and the overall industry in which the Company operates.

Base Salary

The Compensation Committee reviews the base salaries of the Company's executive officers on an annual basis to analyze their position relative to the competitive market. However, adjustments in officers' base salary are not necessarily made each year. Base salaries are evaluated based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and the Company, the officer's experience and tenure with the Company, and base salaries paid to persons in similar positions with technology companies comparable to the Company. For comparative salary information, the Committee utilizes the wage and salary surveys of the American Electronics Association as well as publicly available data from peer companies in the telecommunications equipment and electronics industries. The Company generally attempts to place its executives' base salaries at the top 75% of companies of similar size in these surveys. In addition to the surveys, performance evaluations and the Company's financial results are determining factors for an individual's salary increase.

The Executive Bonus Program

The Executive Bonus Program is designed to reward Company executives for their contributions to corporate objectives. Each executive officer's targeted bonus award is expressed as a percentage of the officer's base salary, which is determined by the same surveys used to establish base salaries, as described above. Such target bonus percentage is predicated on the Company attaining the level of pretax income reflected in its annual operating plan on either a consolidated basis or on a business unit basis, depending on the officer. The Compensation Committee re-evaluates the Company's operating plan each fiscal year to ensure that plan goals and proposed bonuses are properly correlated.

Target bonus amounts for executive officers range from 30% to 50% of each officer's base salary depending upon the potential of each officer to influence the achievement of the established financial goals reflected in the annual operating plan. Actual bonuses will be adjusted upward or downward as the Company's actual income before tax exceeds or falls short of the pretax income amount per the Company's operating plan.

The Compensation Committee may from time to time approve the awarding of discretionary bonuses to certain officers even though the profit objectives established under the bonus plan were not achieved.

Stock Option Compensation

The Company's 1999 Stock Option Plan authorizes the granting of options to purchase shares of the Company's Common Stock to officers and key employees of the Company and its subsidiaries. The 1999 Stock Option Plan is designed to:

•
Encourage and create ownership of the Company's Common Stock.

•
Link officers' and key employees' financial success to that of the stockholders.

•
Focus attention on building stockholder value by balancing short-term and long-term decision making, and meeting longer-term financial and strategic goals.

•
Ensure broad-based participation of key employees in achieving Company sales, profit, and financial objectives.

During fiscal year 2002, the Compensation Committee engaged an independent consultant to conduct an analysis of the Company's stock option compensation policies and to provide recommendations to the Compensation Committee. The consultant compared the Company's stock option compensation practices to those of a peer group of seven publicly held companies in the telecommunications equipment industry, and to data contained in equity compensation surveys published by William M. Mercer and iQuantic. In general, the consultant recommended enhancements to the Company's stock option compensation program to make it more competitive with the option-related compensation practices of peer group companies. After review, the Board of Directors approved certain amendments to the Company's 1999 Stock Option Plan to increase the number of options which can be granted each year, subject to stockholder approval. See Proposal Two contained herein.

The employee stock option grants awarded by the Company are normally uniform in their terms for executive officers as well as for other employees: 10-year term; vesting of 25% each year following date of grant; and option price equal to fair market value of the date of grant. The Company occasionally awards grants with different vesting schedules in particular circumstances. For instance, during fiscal 2002 certain option grants made to executive officers and other key employees had a vesting schedule of 50% annually over two years. A two-year vesting period was used for these option grants in lieu of granting a greater number of options with a four-year vesting period because the amount of options available to grant was insufficient to provide the level of grants deemed by the Company to be consistent with peer company practices. The Company does not currently utilize below-market options, stock appreciation rights, phantom stock, restricted stock, performance units or reload options.

Bases for Compensation of the Chief Executive Officer

The Chief Executive Officer's base salary is established based upon the top 75% of salaries for chief executive officers of companies of similar size as the Company as reported in the surveys referred to above. The Chief Executive Officer's bonus amount is based on the Company's actual financial performance during the year relative to the annual operating plan, as described in "The Executive Bonus Program" above.

Mr. Sturm's base salary for fiscal year 2002 was $283,000, which was unchanged from the prior fiscal year. Mr. Sturm's base salary was increased to $325,000 per year effective March 3, 2002, the beginning of fiscal year 2003. In fiscal year 2002, Mr. Sturm was granted options to purchase 25,000 shares of Common Stock at an exercise price of $4.52 under the Company's 1999 Stock Option Plan. For fiscal year 2002, Mr. Sturm received an incentive bonus of $206,000.

COMPENSATION COMMITTEE

Arthur H. Hausman
Ira Coron

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Hausman and Coron. Mr. Hausman has never been an officer or employee of the Company. Mr. Coron was an officer of the Company from March 1994 to February 1999. There are no interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers or directors of other entities.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for each of the three fiscal years in the period ended February 28, 2002 of (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers:

Long Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year			Stock Option Grants	All Other Compensation (1)
		Salary	Bonus

Fred Sturm Chief Executive Officer and President	2002 2001 2000	$283,000 283,000 227,000	$206,000 88,000 229,000	25,000 40,000 50,000	$14,100 6,000 5,500	(2)
Kris Kelkar Senior Vice President, Wireless Access Products	2002 2001 2000	$210,000 167,000 146,000	$99,000 93,000 68,000	50,000 40,000 20,000	$5,400 5,100 4,600
Robert Hannah Vice President, Satellite Products	2002 2001 2000	$200,000 169,000 146,000	$100,000 34,000 109,000	15,000 40,000 20,000	$5,700 5,900 4,700
Philip Cox Vice President, Wireless Access Products	2002 2001 2000	$170,000 163,000 156,000	$65,000 77,000 73,000	15,000 15,000 20,000	$7,500 5,400 7,200
Patrick Hutchins (3) Vice President, Operations	2002	$108,000	$55,000	50,000	$103,900
(1)
Amounts include Company matching of employee contributions pursuant to the Company's 401(k) plan, and term life insurance premiums paid by the Company for the benefit of the named officers.

(2)
Amount includes cash payments of $8,200 in lieu of time off for earned vacation.

(3)
Mr. Hutchins joined the Company effective August 20, 2001. His annual salary is $200,000. The amount under "All Other Compensation" in the table includes cash payments of $102,600 to Mr. Hutchins relating to expenses for his relocation from the East Coast and a recruiting bonus.

Employment Agreements and Executive Severance Arrangements

The Company historically has not entered into written employment agreements and severance arrangements with executive officers. During fiscal year 2002, the Compensation Committee addressed the subject of employment agreements, and reached the determination that such agreements with executive officers would help maintain a competitive compensation structure with peer group companies in the telecommunications equipment industry, thereby enhancing the motivation and retention of the Company's executive officers. The Compensation Committee also engaged an independent compensation consultant to provide input on selective provisions of the employment agreements. As a result of this process, on May 31, 2002, the Company entered into employment agreements with Messrs. Sturm, Kelkar, Hannah, Hutchins and Richard Vitelle, the Company's Vice President Finance and Chief Financial Officer. The key terms of each officer's employment agreement, which are the same for all officers except as noted below, are as follows:

  •
  The officer's base salary will be reviewed by and be subject to adjustment at the sole discretion of the Board of Directors each year during the agreement;

  •
  The officer will be eligible to participate in the Company's employee bonus program and employee stock option award program;

  •
  If the officer's employment is terminated by the Company for "Cause" (as defined), then he is not entitled to severance pay. If the officer's employment is terminated by the Company without Cause, or following a "change in control" (as defined) of the Company the officer's employment is terminated or the officer resigns for "good reason" (as defined), then the officer is entitled to severance in the form of continuation of payments of base salary and employee benefits coverage for 12 months (or 24 months in the case of the Chief Executive Officer);

  •
  The initial term of the employment agreement is 12 months (or 24 months in the case of the Chief Executive Officer), and unless either the Company or the officer provide notice of non-renewal at least 30 days before the end of the employment agreement term, the agreement will be automatically extended for a period of one year, with such procedure to be followed in each successive year.

Options Grant Table

The following table sets forth information on grants of stock options pursuant to the Company's 1999 Stock Option Plan during the fiscal year ended February 28, 2002 to the executive officers included in the Summary Compensation Table:

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)
	Options Granted			Expiration Date (1)
Name					5%	10%

Fred Sturm	25,000	3.5%	$4.52	6/26/2011	$71,100	$180,100
Kris Kelkar	50,000	7.0%	$4.52	6/26/2011	$142,100	$360,200
Robert Hannah	15,000	1.4%	$4.52	6/26/2011	$42,600	$108,100
Philip Cox	15,000	1.4%	$4.52	6/26/2011	$42,600	$108,100
Patrick Hutchins	50,000	7.0%	$5.95	8/22/2011	$187,100	$474,100
(1)
Options become exercisable at the rate of 50% per year, and have an option term of ten years.

(2)
The potential realizable value is calculated assuming both a 5% and a 10% annual increase in the stock value from the date and price of the option grant, and also assumes that the option is exercised at the end of 10 years on the last day of the option period (expiration date). The calculated future stock price for options granted at $4.52 assuming 5% annual appreciation is $7.36, and $11.72 assuming 10% annual appreciation. For options granted at $5.95, the calculated future stock price assuming 5% annual appreciation is $9.69, and $15.43 assuming 10% annual appreciation. There can be no assurances, however, that such future stock prices or annual appreciation percentage amounts can be achieved.

Option Exercises and Fiscal Year-End Value Table

The following table sets forth information as to options exercised during fiscal year 2002, and options held at the end of fiscal year 2002, by executive officers named in the Summary Compensation Table as set forth below:

			Number of Securities Underlying Unexercised Options Held		Value of Unexercised In-The-Money Options (1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable

Fred Sturm	0	$0	170,000	75,000	$235,975	$69,425
Kris Kelkar	0	0	105,400	85,000	73,725	40,250
Robert Hannah	0	0	100,000	50,000	179,800	23,450
Philip Cox	0	0	53,750	31,250	124,838	23,450
Patrick Hutchins	0	0	0	50,000	0	0
(1)
The value of in-the-money options is computed by multiplying the number of in-the-money options by the difference between the option exercise prices and closing stock price at March 1, 2002 of $5.00. In-the-money options are options whose exercise price is less than $5.00 per share.

Stock Performance Graph

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 1997.

Years Ended 2/28	1997	1998	1999	2000	2001	2002
	(in dollars)
California Amplifier, Inc.	100	51	34	840	108	90
NASDAQ Composite Index	100	137	178	363	165	134
NASDAQ Electronic Components	100	123	156	437	177	134
NASDAQ Telecommunications	100	171	278	475	185	89

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2002. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis except that Robert Hannah, a vice president of the Company, did not file a Form 4 to report a stock purchase made in June 2001 until approximately three days after the due date for such report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors, and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000. No such transactions occurred during the fiscal year ended February 28, 2002.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE 1999 STOCK OPTION PLAN TO INCREASE
THE MAXIMUM NUMBER OF STOCK OPTIONS WHICH CAN BE GRANTED EACH YEAR

The Company's 1999 Stock Option Plan (the "1999 Option Plan") was adopted by the Board of Directors on June 8, 1999 and approved by the stockholders on July 16, 1999. The 1999 Option Plan replaced the Company's 1989 Key Employee Stock Option Plan (the "1989 Option Plan"), which expired on May 4, 1999. A copy of the 1999 Option Plan as originally adopted appears as an exhibit to the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on December 20, 1999. A copy of the 1999 Option Plan, as proposed to be amended, is attached hereto as Exhibit A. The following discussion summarizes the current terms of the 1999 Option Plan that will change if this proposal is approved by the stockholders.

Under the 1999 Option Plan, on the first business day of each of the Company's fiscal years during which the 1999 Option Plan is in effect, the number of options available for grant is reset to an amount equal to the lesser of 500,000 or 4% of the total number of shares of the Company's Common Stock outstanding. The aggregate number of stock options outstanding under the 1999 Option Plan and the 1989 Option Plan, plus the number of stock options available for grant under the 1999 Option Plan, cannot exceed 22% of the total number of shares of Common Stock outstanding at any time (the "Overhang Limitation").

At June 10, 2002, the Company had a total of 2,442,588 stock options outstanding under the 1999 Option Plan and the 1989 Option Plan, and the number of options available to grant under the 1999 Stock Option Plan was 222,500. The 1989 Option Plan expired on May 4, 1999, and accordingly no new stock options can be granted under that plan. Total options outstanding and available to grant on June 10, 2002 represented 18.3% of the 14,598,437 shares of Common Stock outstanding on that date.

The Company relies heavily on the 1999 Option Plan to recruit, retain and reward qualified employees and to motivate them with compensatory arrangements that include the use of stock options. During fiscal year 2002, the Compensation Committee engaged an independent consultant to conduct an analysis of the Company's stock option compensation practices and to provide recommendations to the Compensation Committee. The consultant compared the Company's stock option compensation practices to those of a peer group of seven publicly held companies in the telecommunications equipment industry, and to data contained in equity compensation surveys published by William M. Mercer and iQuantic. Among other findings, the consultant determined that the total stock options granted to all of the Company's employees in fiscal year 2000 as a percentage of total common shares outstanding was, at 5.4%, significantly lower than the peer group median of 12.5% The consultant also determined that the Overhang Limitation in the Company's 1999 Option Plan of 22% was low relative to the 28.7% median overhang percentage (computed as the sum of outstanding stock options plus stock reserved for option grants and all other equity participation programs, divided by the number of common shares outstanding) for technology companies with revenues between $50 million and $200 million per the iQuantic 2000 Equity Practices Survey for High Technology Industries. As a result of his study, the consultant recommended enhancements to the Company's stock option compensation program to make it more competitive with the option-related compensation practices of peer group companies.

The Board of Directors and the Compensation Committee believe that the number of options currently available for grant under the 1999 Option Plan will be insufficient to achieve the purposes of the 1999

Option Plan in the near future. Consequently, the Board has approved, subject to approval by the stockholders, an amendment of the 1999 Option Plan to:

  •
  Increase the annual replenishment of the 'available to grant' pool from the lesser of 500,000 or 4% of the total number of outstanding Common Stock shares to the lesser of 750,000 or 6% of the total number of outstanding Common Stock shares, effective on March 3, 2003, the first business day of the Company's 2004 fiscal year;

  •
  Increase the maximum number of options that can be available to grant at any time from the lesser of 500,000 or 4% of the total number of outstanding Common Stock shares to the lesser of 750,000 or 6% of the total number of outstanding Common Stock shares, effective upon stockholder approval; and

  •
  Increase the Overhang Limitation from 22% to 25% of the outstanding shares of Common Stock, effective upon stockholder approval.

The increase in the limitation on the number of options that can be available to grant at any time from 4% to 6% of the outstanding shares of Common Stock is necessary because if the next replenishment of the 1999 Option Plan 'available to grant' option pool on March 3, 2003 were set at 750,000 and the 4% limitation were not revised to 6%, the 4% limit would be applicable and only 583,937 options could be made available as the replenishment amount (based on the number of shares of Common Stock outstanding on June 10, 2002).

The increase in the Overhang Limitation from 22% to 25% is necessary because, if the annual replenishment is increased from 500,000 options to 750,000 options, the Company projects that the next replenishment of the 1999 Option Plan 'available to grant' option pool on March 3, 2003 in the amount of 750,000 options will cause the aggregate number of options outstanding and options available to grant to exceed 22% of the shares of Common Stock projected to be outstanding on that date.

Interest of Certain Persons in Matters to be Acted Upon

Each of the named executive officers are eligible to receive option grants under the 1999 Option Plan. By approving an increase in the number of options which can be granted each year under the 1999 Option Plan, these individuals will likely continue to receive annual option grants as a part of their total compensation, and could receive larger annual option grants than they have previously received. Whether such options are granted, and the terms of any such grants, is in the discretion of the Compensation Committee of the Board of Directors.

Vote Required for Approval

Approval of the proposed amendments to the 1999 Option Plan to increase the maximum number of stock options which can be granted each year requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Proxies will be voted FOR the proposal unless the Secretary is instructed otherwise on a proxy returned to the Company at its principal executive office or at the Annual Meeting. Abstentions indicated on such a Proxy card will be counted as a vote AGAINST this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue. The Board of Directors recommends a vote "FOR" the amendments to the 1999 Option Plan to increase the maximum number of options which can be granted each year.

PROPOSAL THREE
APPROVAL OF AMENDMENTS TO THE 1999 STOCK OPTION PLAN TO
INCREASE THE NUMBER OF STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

Non-employee directors receive both cash compensation and non-cash compensation in the form of stock option grants for their services on the Board of Directors. The directors' non-cash compensation is governed by the provisions of the Company's 1999 Option Plan. A copy of the 1999 Option Plan, as proposed to be amended, is attached hereto as Exhibit A. The following discussion summarizes the current terms of the 1999 Option Plan that will change if this proposal is approved by the stockholders.

Current Structure of Director Non-Cash Compensation

Under the 1999 Option Plan as originally adopted, each non-employee director receives a grant of 8,000 non-qualified stock options upon initial appointment to the Board, and thereafter receives annual grants of 8,000 stock options upon re-election to the Board. All such options fully vest one year from date of grant. In addition to this non-cash compensation, non-employee directors receive cash compensation as described under "Compensation of Directors" on page 7.

The Board of Directors has approved the amendments to the 1999 Option Plan described herein which increase the number of stock options which would be granted to non-employee directors because the Board believes it is important to the long-term success of the Company for it to be able to attract and retain independent directors with the abilities and experience necessary to provide high quality leadership and oversight to the Company, and to provide incentives to independent directors to encourage the highest level of performance by providing them with a proprietary interest in the Company. The Board resolutions amending the 1999 Option Plan serve to amend and restate the 1999 Stock Option Plan with respect to these matters upon ratification by the stockholders.

Comparison of Benefits

The following table summarizes the changes in non-cash compensation for non-employee directors that would result if Proposal Three is approved by the stockholders.

Description	Current Compensation Structure	Proposed Compensation Structure
Initial stock option grant to each non-employee director upon initial appointment to Board	8,000 stock options with one-year vesting period	20,000 stock options with three-year vesting period
Annual stock option grant to each non-employee director upon re-election to Board	8,000 stock options with one-year vesting period	12,000 stock options with one-year vesting period

Interest of Certain Persons in Matters to be Acted Upon

If Proposal Three is approved, each of the current non-employee directors would receive increased annual grants of Company stock options as part of their compensation for serving on the Company's Board. The table below summarizes the estimated pecuniary effects of this proposal.

New Plan Benefits

If Proposal Three is approved by the stockholders, the estimated value of stock option grants to non-employee directors under the Company's 1999 Option Plan would be as follows:

	Description	Dollar Value (A)		Number of Options

Non-employee director stock options:
•	Initial stock option grant to each new director	$116,800	(B)	20,000	(C)
•	Annual grant of stock options to all directors as a group	$350,400	(B)	60,000	(D)

(A)
Amounts shown in the Dollar Value column are for illustrative purposes only. Non-employee director compensation paid in the form of stock options is not recorded as an expense in the Company's income statement, but rather is included in the pro forma stock option expense disclosed in the footnotes to the Company's annual consolidated financial statements as permitted by Statement of Financial Accounting Standards No. 123.

(B)
Amount represents the estimated dollar value for a single stock option of $5.84 multiplied by the number of stock options that would be granted to non-employee directors under the 1999 Option Plan as amended. The dollar value for a single stock option was computed using the Black-Scholes Option Pricing Model, and assumes: (1) an option exercise price of $6.00; (2) a fair market value of the underlying Common Stock of $6.00 on the date of option grant; (3) an option life of 10 years; and (4) a five-year risk-free interest rate of 4.40%. On June 4, 2002, the closing sales price of the Company's Common Stock was $6.00 per share. The actual dollar value of future stock option grants to non-employee directors cannot be determined at this time because such amount is dependent upon the fair market value of a share of Common Stock and the risk-free interest rate on the date of option grant.

(C)
This amount represents the number of stock options that would be granted to each new non-employee director on the date of initial appointment to the Board.

(D)
This amount represents the aggregate number of stock options that would be granted annually to all of the Company's non-employee directors. The Company currently has five non-employee directors, and each would be granted 12,000 stock options annually upon re-election to the Board.

Vote Required for Approval

Approval of the proposed amendments to the 1999 Option Plan to increase the number of stock options granted to non-employee directors requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Proxies will be voted FOR the proposal unless the Secretary is instructed otherwise on a proxy returned to the Company at its principal executive office or at the Annual Meeting. Abstentions indicated on such a Proxy card will be counted as a vote AGAINST this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue. The Board of Directors recommends a vote "FOR" the amendments to the 1999 Option Plan concerning non-employee director stock options.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter, which was adopted by the Audit Committee in September 2000 and by the Board of Directors on May 30, 2001. The Audit Committee consists of three directors, none of whom were or are officers or employees. The current members of the committee are Thomas L. Ringer, who serves as Chairman, Arthur Hausman and Frank Perna, Jr. Each is an "independent" director within Rule 4200(a)(15) of the National Association of Securities Dealers' Listing Standards.

The Audit Committee has reviewed California Amplifier's audited financial statements for the fiscal year ended February 28, 2002 and has discussed with both the management of California Amplifier and KPMG LLP ("KPMG"), its independent accountants, these financial statements. California Amplifier's management, which has primary responsibility for the Company's financial statements, represented to the Audit Committee that its audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees and SAS No. 90, Audit Committee Communications. The Audit Committee has also received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with KPMG the independence of that firm. For the fiscal year ended February 28, 2002, KPMG received fees for the audit of California Amplifier's consolidated financial statements and for a forensic review related the Company's internal investigation into misstatements made by the Company's former controller of its financial statements for the prior two fiscal years.

Based on the Audit Committee's review of California Amplifier's audited financial statements together with the report of California Amplifier's independent auditors on the financial statements and the representations of California Amplifier's management with regard to these financial statements, and on the Audit Committee's discussions with the management of California Amplifier and California Amplifier's independent auditors, the Audit Committee recommended to California Amplifier's Board of Directors that the audited financial statements be included in California Amplifier's annual report on Form 10-K for the fiscal year ended February 28, 2002.

AUDIT COMMITTEE

Thomas L. Ringer
Arthur Hausman
Frank Perna, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG was selected by the Board of Directors as independent public accountants to audit the consolidated financial statements of the Company for fiscal year 2002. A representative of KPMG is expected to be present at the 2002 Annual Meeting, and will have the opportunity to make a statement and respond to questions.

On April 3, 2002, the Board of Directors, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent auditor. Andersen's reports on the Company's consolidated financial statements for fiscal years 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, as previously reported in the Company's Form 8-Ks filed with the Securities and Exchange Commission on April 4, 2001 and May 23, 2001, Andersen's report on the Company's consolidated financial statements for fiscal year 2000 was withdrawn on April 2, 2001 when it was discovered that such financial statements contained misstatements made by the Company's former controller. Andersen's audit report, as restated, on the fiscal year 2000 financial statements was reissued on May 21, 2001, following the correction and re-audit of such financial statements.

During fiscal years 2000 and 2001 and through the date hereof, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of such disagreements in connection with their reports on the Company's consolidated financial statements for such years.

In connection with their audits of the financial statements of the Company for fiscal years 2000 and 2001, Andersen reported to the Company's Board of Directors conditions they believed to be material weaknesses in the Company's system of internal accounting and financial controls. In response, management identified measures to improve the Company's system of internal controls, including implementing more rigorous internal accounting policies, procedures and controls. Management believes these improved procedures corrected the noted weaknesses.

During fiscal years 2000 and 2001, and through the date of engaging KPMG, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees paid to KPMG

Fees and out-of-pocket expenses for the fiscal year 2002 audit, and other work provided by KPMG during fiscal year 2002, are as follows:

Audit Fees	$131,000
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$161,000

The amount shown for "All Other Fees" represents fees for a forensic review related to the Company's internal investigation into misstatements made by the Company's former controller of its financial statements for fiscal years 2000 and 2001, which financial statements were audited by Arthur Andersen.

ANNUAL REPORT

The Annual Report on Form 10-K for the fiscal year ended February 28, 2002 is being sent to all stockholders with this Proxy Statement. The Annual Report on Form 10-K does not form any part of the material for the solicitation of any Proxy.

STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the Bylaws) of such business in writing to the Corporate Secretary of the Company not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination to the Corporate Secretary of the Company not later than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year ending February 28, 2003 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 13, 2003. Such proposals should be sent to the attention of the Corporate Secretary, California Amplifier, Inc., 460 Calle San Pablo, Camarillo, California 93012.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person(s) acting under the Proxy.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Camarillo, California
June 14, 2002

EXHIBIT A

CALIFORNIA AMPLIFIER, INC.
AMENDED AND RESTATED 1999 STOCK OPTION PLAN

Section 1. PURPOSE OF PLAN

The purpose of this Amended and Restated 1999 Stock Option Plan ("Plan") of California Amplifier, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, directors and consultants, and to further align the interests of such employees, directors and consultants with those of the stockholders of the Company, by providing for or increasing the proprietary interests of such employees and directors in the Company.

Section 2. ADMINISTRATION OF PLAN

A.
This Plan shall be administered by one or more committees of the Board of Directors of the Company (the "Board") (any such committee, the "Committee"). The Board will administer the Plan if no persons are designated by the Board to serve on the Committee, in which case all references herein to the Committee shall refer to the Board.

B.
The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

C.
Unless otherwise provided by the Board: (i) with respect to any Award (as defined in Section 5 below) for which it is necessary and desired for such Award to be exempted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of the Board or of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), and (ii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an employee who has been granted or is eligible to be granted Awards under the Plan).

D.
Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

1.
adopt, amend and rescind rules and regulations relating to this Plan;

2.
determine which persons are Eligible Persons (as defined in Section 3 below) and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

3.
grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares of the Company's Common Stock ("Shares") subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

  4.
  at any time cancel an Award, with or without the consent of the holder thereof, and grant a new Award to such holder in lieu thereof, which new Award may be the same or a different type of Award, may be for a greater or lesser number of Shares, may have a higher or lower exercise or settlement price and otherwise may have similar or dissimilar terms to the canceled Award;

  5.
  determine whether, and the extent to which adjustments are required pursuant to Section 9 hereof;

  6.
  interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under the Plan and/or any Award granted under this Plan; and

  7.
  determine the terms and conditions of the Non-employee Director Options (as defined in Section 6 below) that are automatically granted hereunder, other than the terms and conditions specified in Section 6 hereof.

E.
All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

F.
The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

Section 3. PERSONS ELIGIBLE UNDER PLAN

Any person who is an employee, director or consultant of the Company or any of its subsidiaries or affiliates (an "Eligible Person") shall be eligible to be considered for the grant of Awards hereunder. Any director of the Company who is not an employee (a "Non-employee Director") shall automatically receive Non-employee Director Options pursuant to Section 6 hereof, but shall not otherwise participate in this Plan.

Section 4. STOCK SUBJECT TO PLAN

A.
Subject to adjustment as provided in Section 9 hereof, on the first business day of each of the Company's fiscal years during which this Plan is in effect the aggregate number of Shares available for grant shall be reset to a number equal to the lesser of 750,000 or six percent (6%) of the number of Shares issued and outstanding on each of such dates, provided that the aggregate number of Shares available for grant at any time cannot exceed the lesser of 750,000 or 6% of the total number of Shares outstanding, and provided further that, in any event, the sum of the number of Shares subject to options outstanding under the Company's 1989 Key Employee Stock Option Plan plus the number of Shares subject to options outstanding under this Plan and available for grant under the this Plan shall not exceed 25% of the total number of Shares outstanding at any time. Such maximum number does not include the number of Shares subject to the unexercised portion of any option granted under this Plan that expires or is terminated.

B.
Subject to adjustment as provided in Section 9 hereof, the aggregate number of Shares subject to Incentive Stock Options granted under this Plan shall not exceed 500,000.

C.
Subject to adjustment as provided in Section 9 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 250,000.

D.
The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and not settled in cash or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 5. AWARDS

A.
The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person for the grant of stock options that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of shares of no par value Common Stock of the Company. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

B.
The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

C.
Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

1.
provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:

(a)
the delivery of cash;

(b)
the delivery of other property deemed acceptable by the Committee;

(c)
the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

(d)
a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

(e)
the delivery of a promissory note of the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

2.
provisions specifying the exercise or settlement price for any option, or specifying the method by which such price is determined;

3.
provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

4.
provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 9 hereof;

  5.
  provisions required in order for such Award to qualify (A) as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option"), and/or (B) for an exemption from Section 16 of the Exchange Act; and/or

  6.
  provisions restricting the transferability of Awards or Shares issued under Awards.

D.
Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option granted under the Plan (other than Non-employee Director Options that are automatically granted under Section 10 hereof) shall provide:

1.
that the exercise price thereof shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted;

2.
that the term of such option shall be ten years from the date of grant;

3.
that if the Eligible Person to whom such option was granted (the "Participant") ceases to be an Eligible Person for any reason other than death or disability, the option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Participant's status as an Eligible Person ceased, and that on the death or disability of a Participant the option shall become fully exercisable;

4.
that the option shall expire ninety (90) days after the Participant ceases to be an Eligible Person for any reason other than death, disability or retirement in accordance with the retirement policies of the Company, and shall expire twelve (12) months after the Participant's death, disability or retirement in accordance with the retirement policies of the Company; and

5.
that the option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the lifetime of the Participant, the option shall be exercisable only by the Participant or the transferee under a domestic relations order.

SECTION 6. NON-EMPLOYEE DIRECTOR OPTIONS

A.
Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Non-employee Director shall automatically be granted an option (a "Non-employee Director Option") to purchase 12,000 Shares (the "Election Option").

B.
If a person shall become a Non-employee Director on any day after a Date of Grant and prior to the annual meeting of the stockholders of the Company immediately following such Date of Grant, and Non-employee Director Options may be granted under this Plan on such day, such person shall automatically be granted a Non-employee Director Option to purchase 20,000 Shares (the "Initial Option").

C.
If, on any date upon which Non-employee Director Options are to be automatically granted pursuant to this Section 6, the number of Shares remaining available for options under this Plan is insufficient for the grant to each Non-employee Director of a Non-employee Director Option to purchase the entire number of Shares specified in this Section 6, then a Non-employee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole share) shall be granted to each Non-employee Director on such date.

D.
Each Election Option granted under this Plan shall become exercisable in full one year from the Date of Grant of such Non-employee Director Option, and each Initial Option granted under this Plan shall become exercisable in three installments of 33.3% each on the first, second and third anniversaries of the Initial Option grant date; provided, however, that all such Non-employee Director Options shall become fully exercisable on the date upon which the optionee shall cease to be a Non-employee Director as a result of normal retirement, death or total disability.

E.
Each Non-employee Director Option granted under this Plan shall expire upon the first to occur of the following:

1.
Twelve months after the date upon which the optionee shall cease to be a director of the Company (a) as a result of normal retirement, death or total disability, or (b) in accordance with the retirement policies of the Company.

2.
The 90th day after the date upon which the optionee shall cease to be a Non-employee Director for any reason other than the reason specified in Section 6.E.1. above.

3.
The tenth anniversary of the Date of Grant of such Non-employee Director Option.

F.
Each Non-employee Director Option shall have an exercise price equal to the greater of (i) the aggregate fair market value on the Date of Grant of such option of the Shares subject thereto or (ii) the aggregate par value of such Shares on such date.

SECTION 7. AMENDMENT AND TERMINATION OF PLAN

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with such law, rule or regulation.

SECTION 8. NATURE AND DURATION OF PLAN

A.
This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

B.
No Awards shall be made under this Plan after the tenth anniversary of the Effective Date of the Plan (as provided in Section 10). Although Shares may be issued after the tenth anniversary of the Effective Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the twentieth anniversary of the Effective Date.

SECTION 9. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in:

(i)
the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan other than Incentive Stock Options and the exercise or settlement price of such Awards; and

(ii)
the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan; provided, however, that notwithstanding the foregoing, (B) the maximum number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options theretofore granted under this Plan and that may be subject to Incentive Stock Options thereafter granted under this Plan (which need not correspond to the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan) shall be determined under this Section 9 in a manner consistent with the requirements for Incentive Stock Options.

SECTION 10. EFFECTIVE DATE OF PLAN

The Effective Date of this Plan shall be the date upon which it was approved by the Board, subject however to approval of the Plan by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote on the subject matter at the Company's annual meeting of stockholders.

SECTION 11. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 12. NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

Section 13. LIABILITY OF COMPANY

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

A.
THE NON-ISSUANCE OF SHARES. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

B.
TAX CONSEQUENCES. Any tax consequence expected, but not realized, by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

Section 14. GOVERNING LAW

This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law.

CALIFORNIA AMPLIFIER, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JULY 18, 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of California Amplifier, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2002 Annual Meeting of Stockholders, and hereby appoints Ira Coron and Fred Sturm, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on June 10, 2002 at the Annual Meeting of Stockholders to be held on July 18, 2002 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED, AND IN THE DISCRETION OF THE PROXIES ON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SUCH MEETING.

(CONTINUED ON REVERSE SIDE)

☒ Please mark your votes as in this example using dark ink only.

1.	Election of Directors:	FOR ☐	WITHHELD ☐	NOMINEES: Ira Coron Fred Sturm Richard B. Gold Arthur H. Hausman Frank Perna, Jr. Thomas L. Ringer
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2.	Approval of amendments to the 1999 Stock Option Plan to increase the maximum number of stock options which can be granted each year	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of amendments to the 1999 Stock Option Plan to increase the number of stock options granted to non-employee directors	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and at any and all postponements or adjournments thereof.	☐	☐	☐
Do you plan to attend the meeting:			YES ☐	NO ☐
Date:
Signature(s)

NOTE: Please sign exactly as the name appears hereon. When the shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED BELOW, AND IN THE DISCRETION OF THE PROXIES ON MATTERS DESCRIBED IN ITEM 4.

QuickLinks

VOTING RIGHTS
  Persons Making the Solicitation
  Terms of the Proxy
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
  Committees of the Board
  Board of Director and Committee Attendance
  Compensation of Directors
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  Base Salary
  The Executive Bonus Program
  Stock Option Compensation
  Bases for Compensation of the Chief Executive Officer
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
  Summary Compensation Table
  Employment Agreements and Executive Severance Arrangements
  Options Grant Table
  Option Exercises and Fiscal Year-End Value Table
  Stock Performance Graph
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO APPROVAL OF AMENDMENTS TO THE 1999 STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF STOCK OPTIONS WHICH CAN BE GRANTED EACH YEAR
  Interest of Certain Persons in Matters to be Acted Upon
  Vote Required for Approval
PROPOSAL THREE APPROVAL OF AMENDMENTS TO THE 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS
  Current Structure of Director Non-Cash Compensation
  Comparison of Benefits
  Interest of Certain Persons in Matters to be Acted Upon
  New Plan Benefits
  Vote Required for Approval
REPORT OF THE AUDIT COMMITTEE
  AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
  Fees paid to KPMG
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
  EXHIBIT A
CALIFORNIA AMPLIFIER, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN